Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “ Fund Service Providers” and “Financial Highlights” in the Prospectus and the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 700 to the Registration Statement (Form N-1A; File No. 333-138490) of Invesco Exchange-Traded Fund Trust II of our report dated July 31, 2017, with respect to the financial statements and financial highlights of the following Predecessor Funds: S&P Global Dividend Opportunities Index ETF (one of the series constituting Claymore Exchange-Traded Fund Trust), Guggenheim Canadian Energy Income ETF, Guggenheim China Real Estate ETF, Guggenheim China Small Cap ETF, Guggenheim Frontier Markets ETF, Guggenheim International Multi-Asset Income ETF, Guggenheim MSCI Global Timber ETF and Guggenheim Shipping ETF (seven of the series constituting Claymore Exchange-Traded Fund Trust 2) included in the Annual report to shareholders for the fiscal year ended May 31, 2017.

/s/ Ernst & Young LLP

Tysons, Virginia

September 27, 2018